Exhibit 99.1

For immediate release	For More Information:
F. Scott Dueser, Chairman, President & CEO of First Financial Bankshares, Inc., 325.627.7030

FIRST FINANCIAL BANKSHARES, INC. COMPLETES ACQUISITION OF TB&T

BANCSHARES, INC., BRYAN, TEXAS

ABILENE, Texas, January 2, 2020 – First Financial Bankshares, Inc. (NASDAQ: FFIN) (“First Financial” or the “Company”) announced today that it has completed the acquisition of TB&T Bancshares, Inc. and its wholly owned subsidiary, The Bank & Trust of Bryan/College Station, Texas, effective January 1, 2020. First Financial’s banking operations now include 78 locations that span from Hereford in the Panhandle to Orange in southeast Texas.

In accordance with the terms of the definitive agreement, First Financial issued approximately 6.3 million shares of First Financial common stock, with an approximate value of $220.3 million, to the shareholders of TB&T Bancshares, Inc. In addition, prior to closing, TB&T Bancshares, Inc. paid a special dividend to its shareholders totaling approximately $2.0 million in accordance with the definitive agreement. The purchase price was originally established based on a $30.28 price per share of First Financial’s common stock and totaled $190 million as of the close of business on the day both parties agreed to pricing. As of December 31, 2019, The Bank & Trust of Bryan/College Station had total assets of approximately $631.1 million, total loans of approximately $455.4 million and total deposits of approximately $551.9 million.

“We are excited to welcome the TB&T team into the First Financial family,” said F. Scott Dueser, Chairman, President and CEO of First Financial. “This well-managed, high performing bank in the high growth Bryan College Station market will be an excellent addition to our Company. We are most impressed with the employees, officers, management and board of this quality bank, who share our same values, philosophies and commitment to outstanding customer service.”

“With its larger size and successful track record, First Financial offers our customers new and expanded services and creates more opportunity for our employees,” said Timothy N. Bryan, Chairman and CEO of The Bank & Trust of Bryan/College Station. “Our customers will continue to see the same friendly, local employees and the same strong commitment to the local community. At the same time, we will be able to offer a broader range of banking products and services including expanded depository products, state-of-the-art mobile banking and treasury management services, a larger lending capacity and trust services.”

About First Financial

Headquartered in Abilene, Texas, First Financial is a financial holding company that through its subsidiary, First Financial Bank, N.A., now operates multiple banking regions with 78 locations in Texas, following the close of this acquisition, including Abilene, Acton, Albany, Aledo,

Alvarado, Beaumont, Boyd, Bridgeport, Brock, Bryan, Burleson, Cisco, Cleburne, Clyde, College Station, Conroe, Cut and Shoot, Decatur, Eastland, El Campo, Fort Worth, Fulshear, Glen Rose, Granbury, Grapevine, Hereford, Huntsville, Keller, Kingwood, Magnolia, Mauriceville, Merkel, Midlothian, Mineral Wells, Montgomery, Moran, New Waverly, Newton, Odessa, Orange, Palacios, Port Arthur, Ranger, Rising Star, Roby, San Angelo, Southlake, Stephenville, Sweetwater, Tomball, Trent, Trophy Club, Vidor, Waxahachie, Weatherford, Willis, and Willow Park. The Company also operates First Financial Trust & Asset Management Company, N.A., with nine locations and First Technology Services, Inc., a technology operating company.

The Company is listed on The NASDAQ Global Select Market under the trading symbol FFIN. For more information about First Financial, please visit our website at http://www.ffin.com.

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Certain statements contained herein may be considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements are based upon the belief of the Company’s management, as well as assumptions made beyond information currently available to the Company’s management, and may be, but not necessarily are, identified by such words as “expect”, “plan”, “anticipate”, “target”, “forecast” and “goal”. Because such “forward-looking statements” are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from the Company’s expectations include competition from other financial institutions and financial holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; and acquisitions and integration of acquired businesses, and similar variables. Other key risks are described in the Company’s reports filed with the Securities and Exchange Commission, which may be obtained under “Investor Relations-Documents and Filings” on the Company’s Web site or by writing or calling the Company at 325.627.7155. The Company does not undertake any obligation to update publicly or revise any forward-looking statements because of new information, future events or otherwise.